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                              INHALE COMMON STOCK

                         REGISTRATION RIGHTS AGREEMENT

        THIS INHALE COMMON STOCK REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____ day of January 2000, by and among INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation (the "Company"), and ALLIANCE PHARMACEUTICALS CORP., a New York Corporation (referred to alternatively herein as, the "Holder" or the "Stockholder").

                                   RECITALS

        WHEREAS, the Company and Stockholder entered into a Common Stock Purchase Agreement dated November 4, 1999 (the "Common Stock Purchase Agreement") whereby the Company issued 180,099 shares of its Common Stock to Stockholder in connection with that certain Asset Purchase Agreement dated October 4, 1999 by and between the Company and Stockholder; and

        WHEREAS, the Company and Stockholder wish to provide for certain registration rights with respect to the Shares as set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                  ARTICLE 1

                                   GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

        "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction or (ii) any securities which may be sold by a Holder under Rule 144 during any ninety
(90) day period.

        "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                                       1.

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        "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

        "SHARES" shall mean the Company's Common Stock issued to the Stockholders pursuant to the Stock Purchase Agreement.

                                   ARTICLE 2

                     REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1 FORM S-3 REGISTRATION. As soon as practicable after the date of this Agreement, the Company shall use its reasonable efforts to file with the SEC a Form S-3 registration statement covering the Registrable Securities and as soon as practicable thereafter, effect such registration and all such qualifications and compliances as would permit or facilitate the sale and distribution of the Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1: (i) if Form S-3 is not available for such offering by Stockholder or (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; provided further, that the Company shall be under no obligation to effect such registration until it shall have received reasonable assurance that the registration of Stockholder's Common Stock held by the Company pursuant to that certain Alliance Common Stock Registration Rights Agreement dated of even date herewith shall be effected concurrently with the registration contemplated herein.

        Notwithstanding any other provision of this Agreement, Stockholder understands that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed. Stockholder agrees to provide three (3) days advance notice of any proposed sale by Stockholder of any Registrable Securities. Stockholder agrees that upon receipt of any notice from the Company of the development of any material non-public information, Stockholder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Stockholder's receipt of copies of an appropriately supplemented or amended prospectus and, if so directed by the Company, Stockholder will use its best efforts to deliver to the Company all copies, other than permanent file copies then in Stockholder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

        2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 2.1 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by Stockholder.

        2.3 OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement on the date of this Agreement with respect to such Registrable Securities and use its best efforts to cause such registration

                                      2.

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statement to become effective, and, keep such registration statement effective until the earlier of (i) November 4, 2000 or (ii) the date on which all Registrable Securities covered by the registration statement have been sold.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

             (c) Furnish to Stockholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested Stockholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (e) Notify Stockholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article 2 shall terminate and be of no further force and effect on the earlier of (i) November 4, 2000, or (ii) the date on which all Registrable Securities covered by the registration statement have been sold.

        2.5 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

        2.6 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may not be assigned by Stockholder to any transferee or assignee of Registrable Securities.

                                    ARTICLE 3

                                 INDEMNIFICATION

        3.1 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.1:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless Stockholder, the partners, officers and directors of Stockholder, any underwriter (as defined in the Securities Act) for Stockholder and each person, if any, who controls Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

                                       3.

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arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to Stockholder and each such partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this
Section 3.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Stockholder or any partner, officer, director, underwriter or controlling person of Stockholder.

             (b) To the extent permitted by law, Stockholder will indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Stockholder under an instrument duly executed by Stockholder and stated to be specifically for use in connection with such registration; and Stockholder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Stockholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.1 exceed the net proceeds from the offering received by Stockholder.

             (c)  Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.1, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 3.1, but

                                       4.

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the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.1.

             (d) If the indemnification provided for in this Section 3.1 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Stockholder hereunder exceed the net proceeds from the offering received by Stockholder.

             (e)  The obligations of the Company and Holders under this
Section 3.1 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.
 No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                   ARTICLE 4

                                 MISCELLANEOUS

        4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

        4.3 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.4  AMENDMENT AND WAIVER.

             (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and Stockholder.

             (b) Except as otherwise expressly provided, the obligations of the Company and the rights of Stockholder under this Agreement may be waived only with the written consent of Stockholder.

        4.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to Stockholder, upon any breach, default or noncompliance of the Company under

                                      5.

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this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Stockholder's part of any breach, default or noncompliance under the Agreement or any waiver on such Stockholder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Stockholder, shall be cumulative and not alternative.

        4.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        4.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                       6.

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        IN WITNESS WHEREOF, the parties hereto have executed this Inhale
Common Stock Registration Rights Agreement as of the date set forth in the first paragraph hereof.



INHALE THERAPEUTIC SYSTEMS, INC.                ALLIANCE PHARMACEUTICALS CORP.


By:_____________________________                By:____________________________
    Print Name                                       Print Name

Title:__________________________                Title:_________________________
         Signature                                      Signature

Address:                                        Address:

150 Industrial Road                             3040 Science Park Road
San Carlos, CA 94070                            San Diego, CA 92121
Attn: General Counsel                           Attn: General Counsel




                                       7.